UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):     February 8, 2018
ASPECT FUTURESACCESS LLC
 (Exact name of registrant as specified in its charter)

Delaware	0-51085	20-1227650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Merrill Lynch Alternative Investments LLC
250 Vesey Street, 11th Floor
New York, NY 10281
 (Address and Zip Code of principal executive offices)
Registrant’s telephone number, including area code:     (609) 274-5838
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

   Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial  accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Definitive Agreement.
(a)(1)   Aspect FuturesAccess LLC (the “Registrant”), Merrill Lynch Alternative Investments LLC  (“MLAI”) and Aspect Capital Limited (the “Trading Advisor”) are parties to an Advisory Agreement dated as of May 28, 2004 (the “Original Advisory Agreement”), as amended by a letter agreement dated February 6, 2012, an amendment to the Advisory Agreement dated as of December 4, 2014 and an amendment to the Advisory Agreement dated as of April 28, 2015 (the amendments collectively, the “Prior Amendments”, and the Original Advisory Agreement as amended by the Prior Amendments, the “Advisory Agreement”).  MLAI is the sponsor and manager of the Registrant.
On February 8, 2018, the Registrant, MLAI and the Trading Advisor executed an amendment to the Advisory Agreement (the “Amendment”).  The effective date of the Amendment is September 1, 2017.  The Amendment is being filed as an exhibit to this report.
(2)   The Amendment provides for certain agreements with respect to the Trading Advisor, the Registrant and  MLAI, including:
(i)   Termination of the Prior Amendments and generally consolidating the Prior Amendments as part of the Amendment, except for certain provisions of the Prior Amendments pertaining to the management fee rate to the extent superseded by modification to such provisions under the Amendment (outlined in paragraph (ii) below).
(ii)   Providing for the Registrant to pay the Trading Advisor a monthly management fee at a 1% per annum rate. (The rate was previously 2% per annum.)

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment to Advisory Agreement dated as of September 1, 2017 among Aspect Capital Limited, Aspect FuturesAccess LLC and Merrill Lynch Alternative Investments LLC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPECT FUTURESACCESS LLC

By:	Merrill Lynch Alternative Investments LLC, its manager

By:	/s/ Barbra E. Kocsis
Name: Barbra E. Kocsis
Position: Chief Financial Officer

Date:  February 14, 2018